UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2007
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On May 22, 2007, LOUD Technologies Inc. (the “Company”) received notice from The Nasdaq Stock Market Inc. that the Company’s securities were subject to potential delisting due to the fact that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company’s failure to file its report for the quarter ended March 31, 2007 on Form 10-Q on a timely basis.
The Company filed a Notice of Late Filing on Form 12b-25 on May 15, 2007. The Company anticipates that it will file its report for the quarter ended March 31, 2007 on Form 10-Q on May 25, 2007. At that time, the Company expects to be in compliance with the standards for continued listing on Nasdaq.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 22, 2007

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Office